Exhibit 99.1

AGILYSYS FISCAL 2023 THIRD QUARTER REVENUE RISES 26.5% TO RECORD $49.9M

Includes Recurring Revenue of $30.2M and Subscription Revenue Growth of 28.8%

Quarter Positive Adjusted EBITDA of $8.1M and GAAP EPS of $0.13 Per Share

Raises Fiscal 2023 Annual Revenue Guidance to $195M to $198M; Reiterates Greater Than 15% Adjusted EBITDA

ALPHARETTA, GA – January 24, 2023 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported operating results for its fiscal 2023 third quarter and period ended December 31, 2022.

Summary of Fiscal 2023 Third Quarter Financial Results

•
Total net revenue increased 26.5% to a record $49.9 million, compared to total net revenue of $39.5 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $30.2 million, or 60.4% of total net revenue compared to $25.1 million, or 63.7% of total net revenue for the same period in fiscal 2022. Subscription revenue increased 28.8% year over year and was 49.8% of total recurring revenue compared to 46.4% of total recurring revenue in the third quarter of fiscal 2022.
•
Gross margin was 61.7% in the fiscal 2023 third quarter compared to 62.6% in the comparable prior-year period.
•
Net income attributable to common shareholders in the fiscal 2023 third quarter was $3.4 million, or $0.13 per diluted share compared to $1.1 million, or $0.04 per diluted share in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $8.1 million compared to $6.6 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.26 per share in the fiscal 2023 third quarter compared to $0.19 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2023 third quarter was $11.7 million compared to free cash flow of $9.9 million in the fiscal 2022 third quarter (reconciliation included in financial tables). Ending cash balance was $105.8 million, compared to ending cash balance of $97.0 million as of fiscal 2022 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to announce another record revenue quarter. The positive momentum in our selling success, which started around August of calendar year 2022, has continued at a healthy pace. Our extraordinary investments in product innovation to create state-of-the-art cloud-native hospitality industry focused end-to-end software solutions over the past five plus years, combined with the current increasing focus on sales and marketing, continue to yield good results. In our opinion, this industry has been underserved for decades with respect to software innovations which are essential to better serve increasingly technology savvy guests and internal staff. We expect the current escalating demand for such solutions in the hospitality industry to overcome any macro-economic challenges during the short and medium term.

Subscription revenue grew 28.8% while one-time revenue, consisting of product and services revenue, was 38% higher than the comparable quarter last fiscal year. Adjusted EBITDA improved to 16.1% of revenue.

Even excluding the recent Marriott PMS selection announcement from both sales and backlog, this October to December Q3 fiscal 2023 was our best selling success quarter since the current management team took charge about six years ago. The continued selling success has driven the combined product, services and recurring revenue backlog back to record levels. We are well positioned to beat the full-year revenue guidance provided at the start of our fiscal 2023 year. We now expect fiscal 2023 full-year revenue to be in the range of $195 to $198 million and adjusted EBITDA levels to be slightly higher than 15% of revenue, in line with prior guidance.”

Fiscal 2023 Outlook

The Company announced it is raising full-year fiscal 2023 revenue guidance to be $195 to $198 million, inclusive of close to 30% subscription revenue growth year over year and is reiterating its Adjusted EBITDA guidance of greater than 15% of revenue.

Dave Wood, Chief Financial Officer, commented, “We are making excellent progress across all aspects of our business. Our recent investments in sales and marketing along with the value propositions of our cloud native solutions are putting us in a strong position to win a good portion of sales opportunities. We continue to grow subscription revenue at a consistent pace. Our focus remains on managing a profitable business while executing well on our strategies for organic, consistent revenue growth over the medium and long term.”

2023 Third Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, January 24, 2023, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register.vevent.com/register/BI92e7fb3f342349caafb48725c1a83416. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register fifteen minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties can also access the conference call live on the Events and Presentations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2023 fiscal year and statements we make regarding the hospitality industry's need for and investment in technology and our ability to continue profitable growth.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; the impact other macroeconomic factors may have on the overall business environment and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys is well known for its long heritage of hospitality-focused technology innovation. The Company delivers modular and integrated software solutions and expertise to businesses seeking to maximize Return on Experience (ROE) through hospitality encounters that are both personal and profitable. Over time, customers achieve High Return Hospitality by consistently delighting guests, retaining staff and growing margins. Customers around the world include: branded and independent hotels; multi-amenity resort properties; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. The Agilysys Hospitality Cloud™ combines core operational systems for property management (PMS), point-of-sale (POS) and Inventory and Procurement (I&P) with Experience Enhancers™ that meaningfully improve interactions for guests and for employees across dimensions such as digital access, mobile convenience, self-service control, personal choice, payment options, service coverage and real-time insights to improve decisions. Core solutions and Experience Enhancers are selectively combined in Hospitality Solution Studios™ tailored to specific hospitality settings and business needs. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended December 31,		Nine months ended December 31,

(In thousands, except per share data)	2022	2021	2022	2021
Net revenue:
Products	$10,697	$8,101	$32,291	$24,244
Subscription and maintenance	30,154	25,136	86,917	72,371
Professional services	9,069	6,223	25,960	19,463
Total net revenue	49,920	39,460	145,168	116,078
Cost of goods sold:
Products	5,368	4,400	16,682	12,420
Subscription and maintenance	6,767	5,421	19,223	15,184
Professional services	7,009	4,923	20,627	14,634
Total cost of goods sold	19,144	14,744	56,532	42,238
Gross profit	30,776	24,716	88,636	73,840
Gross profit margin	61.7%	62.6%	61.1%	63.6%
Operating expenses:
Product development	12,416	11,210	36,550	34,074
Sales and marketing	5,886	3,943	16,619	10,418
General and administrative	7,928	6,804	22,850	20,330
Depreciation of fixed assets	437	495	1,371	1,609
Amortization of internal-use software and intangibles	430	267	1,326	1,077
Other charges	93	381	374	1,187
Legal settlements	104	4	104	371
Total operating expense	27,294	23,104	79,194	69,066
Operating income	3,482	1,612	9,442	4,774
Other (income) expense:
Interest income	(704)	(10)	(1,186)	(45)
Interest expense	—	4	—	5
Other (income) expense, net	(384)	52	(799)	53
Income before taxes	4,570	1,566	11,427	4,761
Income tax expense	678	24	920	265
Net income	$3,892	$1,542	$10,507	$4,496
Series A convertible preferred stock dividends	(459)	(459)	(1,377)	(1,377)
Net income attributable to common shareholders	$3,433	$1,083	$9,130	$3,119

Weighted average shares outstanding - basic	24,703	24,477	24,651	24,315

Net income per share - basic:	$0.14	$0.04	$0.37	$0.13

Weighted average shares outstanding - diluted	26,070	25,392	25,780	25,327

Net income per share - diluted:	$0.13	$0.04	$0.35	$0.12

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share data)	December 31, 2022 (Unaudited)	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$105,818	$96,971
Accounts receivable, net of allowance for expected credit losses of $655 and $318, respectively	31,953	25,175
Contract assets	2,531	1,669
Inventories	10,349	6,940
Prepaid expenses and other current assets	8,432	5,418
Total current assets	159,083	136,173
Property and equipment, net	9,696	6,345
Operating lease right-of-use assets	14,823	9,889
Goodwill	33,569	32,759
Intangible assets, net	19,165	20,178
Deferred income taxes, non-current	2,380	2,664
Other non-current assets	7,445	6,154
Total assets	$246,161	$214,162
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,752	$9,766
Contract liabilities	55,915	46,095
Accrued liabilities	11,728	10,552
Operating lease liabilities, current	3,734	5,049
Finance lease obligations, current	3	4
Total current liabilities	81,132	71,466
Deferred income taxes, non-current	1,679	938
Operating lease liabilities, non-current	12,509	5,649
Finance lease obligations, non-current	—	2
Other non-current liabilities	3,929	3,304
Commitments and contingencies
Series A convertible preferred stock, no par value	35,000	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 25,184,727 and 24,728,532 shares outstanding at December 31, 2022 and March 31, 2022, respectively	9,482	9,482
Treasury shares, 6,422,104 and 6,878,299 at December 31, 2022 and March 31, 2022, respectively	(1,926)	(2,063)
Capital in excess of stated value	56,166	49,963
Retained earnings	49,148	40,018
Accumulated other comprehensive loss	(958)	(56)
Total shareholders' equity	111,912	97,344
Total liabilities and shareholders' equity	$246,161	$214,162

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	December 31,
(In thousands)	2022	2021

Operating activities
Net income	$10,507	$4,496
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of property & equipment	—	123
Depreciation of fixed assets	1,371	1,609
Amortization of internal-use software and intangibles	1,326	1,077
Deferred income taxes	(378)	(491)
Share-based compensation	9,410	10,802
Changes in operating assets and liabilities	(4,556)	4,199
Net cash provided by operating activities	17,680	21,815
Investing activities
Capital expenditures	(3,616)	(1,078)
Additional investments in corporate-owned life insurance policies	(27)	(3)
Net cash used in investing activities	(3,643)	(1,081)
Financing activities
Payment of preferred stock dividends	(1,836)	(1,836)
Repurchase of common shares to satisfy employee tax withholding	(2,924)	(2,902)
Principal payments under long-term obligations	(3)	(16)
Net cash used in financing activities	(4,763)	(4,754)
Effect of exchange rate changes on cash	(427)	(38)
Net increase in cash and cash equivalents	8,847	15,942
Cash and cash equivalents at beginning of period	96,971	99,180
Cash and cash equivalents at end of period	$105,818	$115,122

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three months ended		Nine months ended
(In thousands)	December 31,		December 31,
	2022	2021	2022	2021
Net income	$3,892	$1,542	$10,507	$4,496
Income tax expense	678	24	920	265
Income before taxes	4,570	1,566	11,427	4,761
Depreciation of fixed assets	437	495	1,371	1,609
Amortization of internal-use software and intangibles	430	267	1,326	1,077
Amortization of developed technology acquired	39	—	120	—
Interest income, net	(704)	(6)	(1,186)	(40)
EBITDA (a)	4,772	2,322	13,058	7,407
Share-based compensation	3,466	3,839	9,410	10,802
Other charges	93	381	374	1,187
Other non-operating (income) expense	(384)	52	(799)	53
Legal settlements	104	4	104	371
Adjusted EBITDA (b)	$8,051	$6,598	$22,147	$19,820

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) other charges, iii) share-based compensation, and iv) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three months ended		Nine months ended
(In thousands, except per share data)	December 31,		December 31,
	2022	2021	2022	2021
Net income attributable to common shareholders	$3,433	$1,083	$9,130	$3,119
Amortization of developed technology acquired	39	—	120	—
Amortization of internal-use software and intangibles	430	267	1,326	1,077
Share-based compensation	3,466	3,839	9,410	10,802
Other charges	93	381	374	1,187
Legal settlements	104	4	104	371
Income tax adjustments	(913)	(657)	(2,280)	(1,868)
Adjusted net income (a)	$6,652	$4,917	$18,184	$14,688

Basic weighted average shares outstanding	24,703	24,477	24,651	24,315
Diluted weighted average shares outstanding	26,070	25,409	25,780	25,296

Adjusted basic earnings per share (b)	$0.27	$0.20	$0.74	$0.60
Adjusted diluted earnings per share (b)	$0.26	$0.19	$0.71	$0.58

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, and one-time charges including other charges and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three months ended		Nine months ended
(In thousands)	December 31,		December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$14,563	$10,142	$17,680	$21,815
Capital expenditures	(2,819)	(292)	(3,616)	(1,078)
Free cash flow (a)	$11,744	$9,850	$14,064	$20,737

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures